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            Consent of Independent Registered Public Accounting Firm





The Board of Directors
MetLife Life and Annuity Company of Connecticut:

We consent to the use of our reports incorporated herein by reference in the prospectus.




/s/ KPMG LLP
Hartford, Connecticut
April 9, 2007